UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2018

Lincoln National Corporation

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-6028	35-1140070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Radnor, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On January 19, 2018, Lincoln National Corporation (“Lincoln”) issued a press release announcing that The Lincoln National Life Insurance Company, a wholly owned subsidiary of Lincoln, and for the limited purposes set forth therein, Lincoln, entered into a Master Transaction Agreement with Liberty Mutual Insurance Company (“LMIC”), Liberty Mutual Fire Insurance Company (together with LMIC, “Liberty”), for the limited purposes set forth therein, Liberty Mutual Group Inc., Protective Life Insurance Company (“Protective”), and for the limited purposes set forth therein, Protective Life Corporation, to acquire all of the issued and outstanding capital stock of Liberty Life Assurance Company of Boston (the “Company”), which currently operates Liberty’s Group Benefits Business (the “Group Business”) and Individual Life and Annuity Business, for cash consideration of approximately $3.3 billion (the “Transaction”). The consideration includes approximately $1.446 billion total net investment for the Group Business, including a purchase price of $1.021 billion and $425 million in required capital. The remaining components of the payment to Liberty include $410 million of individual life and annuity value paid by Protective, $1.202 billion associated with excess capital in the Company and $211 million of tax items. A copy of the press release is attached hereto as Exhibit 99.1 and hereby furnished pursuant to this Item 7.01.

On January 19, 2018, Lincoln also made available an investor presentation regarding the Transaction. A copy of the investor presentation is attached hereto as Exhibit 99.2 and hereby furnished pursuant to this Item 7.01.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor, unless otherwise specified, shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward Looking Statements

This Form 8-K contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this news announcement that are not historical facts, including statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on Lincoln’s current expectations and beliefs and various assumptions. There can be no assurance that Lincoln will realize these expectations or that these beliefs will prove correct. Numerous factors, many of which are beyond Lincoln’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that expected benefits associated with the proposed transaction may not be realized as expected, or at all; the proposed transaction not being timely completed, if completed at all, including risks relating to the timing, receipt and terms and conditions of any required governmental or regulatory approvals for the proposed transaction; prior to the completion of the proposed transaction, Lincoln’s or Liberty’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to establish or maintain relationships with employees, suppliers, customers and other business partners or governmental entities; the parties being unable to successfully implement integration strategies or to achieve anticipated synergies and operational efficiencies related to the proposed transaction within the expected time frames or at all; the failure to realize the expected benefits from Lincoln’s business process initiatives, including its strategic digitization initiative; the risks, challenges and uncertainties associated with Lincoln’s capital management plan, expense reduction initiatives and other action which may include acquisitions, divestitures or restructurings; uncertainties surrounding domestic and global economic conditions; and other factors that are described in Lincoln’s filings on forms 8-K, 10-Q and 10-K with the U.S. Securities and Exchange Commission. Lincoln does not undertake any obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 19, 2018*

99.2	Investor Presentation, dated January 19, 2018*

*	Furnished and not filed for purposes of Section 18 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2018	Lincoln National Corporation

	By:	/s/ Randal J. Freitag
	Name:	Randal J. Freitag
	Title:	Executive Vice President and Chief Financial Officer